EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock, par value $0.0001 per share, of Atlas Technical Consultants, Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of June 24, 2019.

ENGINEERING & TESTING SERVICES HOLDINGS CORPORATION

By:	/s/ Gary M. Cappa
Name:	Gary M. Cappa
Title:	Director

ENGINEERING SERVICES HOLDINGS CORPORATION

By:	/s/ Gary M. Cappa
Name:	Gary M. Cappa
Title:	Director

CEL CONSULTING HOLDINGS CORPORATION

By:	/s/ Gary M. Cappa
Name:	Gary M. Cappa
Title:	Director

GARY M. CAPPA

By:	/s/ Gary M. Cappa
Name:	Gary M. Cappa
Title:	Director